UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: February 27, 2015
(Date of earliest event reported)
Hornbeck Offshore Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300
Covington, LA
(Address of Principal Executive Offices)

70433
(Zip Code)
(985) 727-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events
On March 2, 2015, the Company issued a press release announcing that on February 27, 2015 it completed the sale of three vessels to the U.S. Navy. The Company separately entered into an operations and maintenance ("O&M") contract for the three vessels sold, which contains an initial term and annual renewal options spanning a 10-year operating period including annual dayrate escalations. The Company also granted an option to purchase a fourth vessel to U.S. Navy on the same terms and conditions as the first three vessels. The U.S. Navy is expected to exercise its option and buy the fourth vessel no later than September 30, 2015, from which time such vessel will also be covered by the O&M contract. Until then the fourth vessel will continue to operate on a time charter. The Company updated fiscal 2015 guidance to reflect the vessel sales, the time charter and the O&M arrangement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated March 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: March 2, 2015	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer